UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2009

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Effective July 31, 2009, Vishay Intertechnology, Inc. (“Vishay” or “the Company”) entered into the second amendment to the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with a consortium of banks led by Comerica Bank as administrative agent.

The Credit Agreement effectively consists of:

  a revolving credit commitment of up to $250 million available through April 20, 2012, and an amortizing term loan maturing July 1, 2011 (principal amount outstanding of $100 million as of June 27, 2009, the end of Vishay’s second fiscal quarter).

The amendment makes the following modifications to the Credit Agreement:

  The Fixed Charges Coverage Ratio (FCCR) covenant has been revised to require a minimum FCCR of 1.75 to 1 for the fiscal quarter ending September 26, 2009 and the continuation of the minimum FCCR of 2.50 to 1 for successive fiscal quarters, as required under the Credit Agreement.
  The interest rates applicable to amounts outstanding under the revolving credit commitment have increased by 40 basis points (to LIBOR plus 1.40% at the current leverage ratio). The interest rates applicable to amounts outstanding under the term loan arrangement have not changed (LIBOR plus 2.5% at the current leverage ratio).
  If the FCCR for the fiscal quarter ending September 26, 2009 is less than 2.50 to 1 but greater than 2.15 to 1, the Company must pay an additional fee of 75 basis points on the revolving credit commitment and the outstanding principal amount of the term loan as of September 26, 2009. If the FCCR for the fiscal quarter ending September 26, 2009 is less than or equal to 2.15 to 1 but greater than 1.75 to 1, the Company must pay an additional fee of 100 basis points on the revolving credit commitment and the outstanding principal amount of the term loan as of September 26, 2009.
  Additional collateral, including (i) accounts receivable, inventory, machinery and equipment, and general intangibles (but excluding real estate and bank accounts) of the Company and subsidiaries located in the United States, (ii) accounts receivable of a German subsidiary, and (iii) certain intercompany loans owed to a significant German subsidiary, has been added. The borrowings also continue to be secured by pledges of stock in certain significant subsidiaries and certain guarantees of significant subsidiaries.
  Foreign subsidiaries of the Company continue to be eligible to become permitted borrowers (upon satisfaction of certain requirements), although these entities are now subject to a limit of $125 million in borrowings.

Other significant terms and conditions of the Credit Agreement have not been changed. The Credit Agreement, as amended, will expire April 20, 2012.

The foregoing description is qualified in its entirety by reference to the second amendment to the Fourth Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Vishay Intertechnology, Inc. Fourth Amended and Restated Credit Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer